Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42370) pertaining to the Styleclick, Inc. 2000 Stock Plan and the Styleclick, Inc. 2000 Directors' Stock Option Plan of Styleclick, Inc. of our report dated January 29, 2001, except for Note 3 as to which the date is March 22, 2001, with respect to the financial statements and schedule of Styleclick, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                           /S/ ERNST & YOUNG LLP

Los Angeles, California
March 30, 2000